UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 8, 2015

NEW SOURCE ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
914 North Broadway, Suite 230
Oklahoma City, Oklahoma 73102
(405) 272-3028
(Address of Principal Executive Offices, Including Zip Code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Letter Agreement

On April 8, 2015, New Source Energy Partners L.P. (the “Partnership”) entered into a letter agreement relating to the Credit Agreement governing the Partnership’s revolving credit facility, dated as of February 13, 2013, among the Partnership, Bank of Montreal (“BMO”), as administrative agent, and the lenders party thereto (the “Lenders”) (the “Credit Agreement”), by and among the Partnership, BMO and the Lenders (the “Letter Agreement”). Pursuant to the Letter Agreement, the April 1, 2015 scheduled semi-annual redetermination of the borrowing base was postponed until May 1, 2015. In addition, the borrowing base available under the revolving credit facility was reduced, effective April 8, 2015, from $90 million to $84 million, which was the amount of borrowings outstanding as of April 8, 2015. Unless the Partnership reduces total outstanding borrowings under the revolving credit facility to at least $55 million, the Letter Agreement also provides that:

•
until May 1, 2015, the Partnership will not, and will not permit any subsidiary to, declare or make any restricted payment, including the Partnership’s ability to declare and pay distributions on its common units;

•	until May 1, 2015, the Partnership will not, and will not permit any subsidiary to, make any investments other than an investment not exceeding $0.25 million; and

•	on or before April 26, 2015, the Partnership shall furnish to BMO a cash flow forecast for the 13 week period subsequent to the date of delivery of such forecast.

A copy of the Letter Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The description of the Letter Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement.

Relationships

BMO and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and commercial and investment banking services for the Partnership and its affiliates, for which they have received and in the future will receive customary compensation and expense reimbursement. BMO and its affiliates may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of its business, for which they will receive fees and expenses. An affiliate of BMO is the sales agent of the Partnership’s At-the-Market Offering program pursuant to which such affiliate of BMO is entitled to customary commissions which they have received and in the future will receive.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under the heading “Letter Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.03 Material Modification to Rights of Security Holders.

The information included under the heading “Letter Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On April 10, 2015, in connection with the entry into the Letter Agreement described in Item 1.01 of this Current Report, the Partnership issued a press release. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed "furnished" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

10.1	Letter Agreement, dated April 8, 2015, by and among New Source Energy Partners L.P., Bank of Montreal, as administrative agent, and the lenders party thereto.

99.1	Press Release issued by New Source Energy Partners L.P., dated April 10, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC, its general partner

Dated: April 10, 2015	By:	/s/ Tom R. Russell
	Name:	Tom R. Russell
	Title:	Vice President, Senior Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Letter Agreement, dated April 8, 2015, by and among New Source Energy Partners L.P., Bank of Montreal, as administrative agent, and the lenders party thereto.
99.1	Press Release issued by New Source Energy Partners L.P., dated April 10, 2015.